AMENDMENT TO ASSIGNMENT

THIS AGREEMENT effective as of the 30th day of September, 2007.

BETWEEN:

SPACE GLOBE TECHNOLOGIES LTD., a company incorporated
under the laws of British Columbia and having an office at 302 – 1028
Alberni Street, Vancouver, British Columbia V6E 1A3

(the “Assignor”)

AND:

SALAMON GROUP, INC., a company incorporated under the laws of
Nevada and having an office at 302 – 1028 Alberni Street, Vancouver,
British Columbia V6E 1A3

(the “Assignee”)

AND:

JOHN E. SALAMON, of 302 – 1028 Alberni Street, Vancouver, British
Columbia V6E 1A3

(“Salamon”)

WHEREAS:

A.        By an assignment agreement dated January 10, 2005 among the Assignor, the Assignee and Salamon (the “Assignment”), the Assignor assigned to the Assignee 100% of its right, title and interest in and to the Intellectual Property Rights (as defined in the Assignment) and proprietary technology as described in Exhibit A to the technology license agreement dated July 5, 2001 between the Assignor as licensor and the Assignee as licensee (the “Technology”);

B.        The Assignor and the Assignee wish to amend the terms of the Assignment such that the Assignor will retain a 1% interest in and to the Patent Application (as defined in the Assignment) and any other patents, patent rights or patent applications that may be included in the Intellectual Property Rights, and the Assignee will own a 99% rather than a 100% interest in and to the Patent Application and any other patents, patent rights or patent applications that may be included in the Intellectual Property Rights;

NOW THEREFORE in consideration of the promises, the sum of ONE ($1.00) DOLLAR now paid by the Assignee to the Assignor and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Assignee, the parties agree as follows:

1.	Section 2 of the Assignment is deleted in its entirety and is replaced with the following:

“2.

The Assignor hereby irrevocably sells, transfers and assigns to the Assignee all of the Assignor’s worldwide Intellectual Property Rights in and to the Technology, except that the Assignor will retain a 1% interest in and to the Patent Application and any other patents, patent rights or patent applications that may be included in the Intellectual Property Rights, and the Assignee will own a 99% rather than a 100% interest in and to the Patent Application and any other patents, patent rights or patent applications that may be included in the Intellectual Property Rights.”

2.	Section 7 of the Assignment is deleted in its entirety and is replaced with the following:

“7.

The Assignor and Salamon agree to perform all affirmative acts that may be necessary to obtain a grant of a valid Canadian patent to or for the benefit of the Assignee as to a 99% interest and to the Assignor as to a 1% interest.”

3.	The Assignor acknowledges that he will hold a 99% interest in and to the Patent Application and any patent that may be granted pursuant thereto in trust for the sole benefit of the Assignee.

4.

The Assignee acknowledges that the Assignor will retain a 1% legal and beneficial interest in and to the Patent Application and that the Assignee will have no legal or beneficial interest in the Assignor’s 1% interest in and to:

	(a)	the Patent Application; or

	(b)	any patent that may be granted pursuant thereto,

and that the Assignor is the absolute beneficial owner of such 1% interest.

5.

The Assignor agrees to perform all affirmative acts that may be necessary to obtain a grant of a valid Canadian patents to or for the benefit of the Assignee in respect of the Technology, including the Assignee’s 99% interest in and to the Patent Application.

6.

The Assignor hereby authorize and request the Canadian Intellectual Property Office to issue any all patents resulting from the Patent Application or continuation or division or divisions thereof to the Assignor as to a 1% interest and to the Assignee as to a 99% interest, and the Assignor covenants that it has full right to convey the 99% interest in the Patent Application and that it has not executed and will not execute, any agreement in conflict with the Assignment or this Agreement.

7.	The Assignor and Salamon jointly, severally and expressly warrant and represent to the Assignee that:

	(a)	the Patent Application is free and clear of any claims, liens, charges, or any other encumbrances;

	(b)	the Assignor is the rightful owner of a 1% beneficial interest in and to the Patent Application;

(c)

neither the Assignor nor Salamon is aware of any infringement of the Intellectual Property Rights of the Patent Application by any other party and neither of them is aware of any infringement of any third party Intellectual Property Rights arising out of either the Patent Application or the technology encompassed by the Patent Application; and

(d)

to the best knowledge of the Assignor and Salamon, the assignment to the Assignee of a 99% interest the Patent Application and the performance of the Assignment and this Agreement by the Assignor will not conflict with, result in any breach of, or constitute default under any agreement to which either the Assignor or Salamon is a party.

8.	All other terms and conditions of the Assignment will remain unchanged and in full force and effect.

9.

This Agreement will enure to the benefit of the Assignee and its successor companies and assigns and will be binding upon the Assignor, Salamon and their respective heirs, personal representatives and permitted assigns.

10.

The Assignor and Salamon will sign and deliver all other documents, do or cause to be done all other acts and things, and give all other assurances that may be necessary to give full effect to the provisions and intent of this Agreement.

11.	This Agreement will be governed by and construed in accordance with the laws of British Columbia.

IN WITNESS WHEREOF the Assignor has signed and delivered this Agreement to have effect from the date set out on page one of this Agreement.

WITNESS:	)
/s/ Bruce Larway	)
)
Name	)
)
Address	)
	)	John E. Salamon
	)	JOHN E. SALAMON
)
Occupation	)

SPACE GLOBE TECHNOLOGIES LTD.

Per:   John E. Salamon
         Authorized Signatory

SALAMON GROUP, INC.

Per:   John E. Salamon
         Authorized Signatory